Exhibit 99.6

BLACKROCK MUNICIPAL INCOME FUND, INC.

AND

BOFA SECURITIES, INC.

VRDP SHARES REMARKETING AGREEMENT

Dated as of April 7, 2022

 VRDP SHARES REMARKETING AGREEMENT

This VRDP SHARES REMARKETING AGREEMENT, dated as of April 7, 2022 (this “Agreement”), by and among BlackRock Municipal Income Fund, Inc., a diversified, closed-end investment company organized as Maryland corporation (the “Fund”) and BofA Securities, Inc., a Delaware corporation, and any of its successors or assigns (the “Remarketing Agent”).

WITNESSETH:

WHEREAS, the Fund has authorized the issuance to the Holders (as defined below) of 2,871 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share, with a liquidation preference of $100,000 per share (the “Liquidation Preference”) (the “Series W-7 VRDP Shares”), in connection with the refinancing of its Variable Rate Muni Term Preferred Shares (such Series W-7 VRDP Shares, the “Refinancing Shares”) and intends to issue an additional 2,746 Series W-7 VRDP Shares in connection with the reorganization of BlackRock MuniHoldings Investment Quality Fund into the Fund (the “Reorganization Shares”), pursuant to and with the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption assigned to them in the Fund’s Articles Supplementary (as defined below);

WHEREAS, in connection with an Optional Tender, Beneficial Owners of the Refinancing Shares, and, following their issuance, the Reorganization Shares (the Refinancing Shares initially, and, following the issuance of the Reorganization Shares, the Refinancing Shares and the Reorganization Shares, collectively, the “VRDP Shares”), or their Agent Members may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) after delivery of a Notice of Tender to The Bank of New York Mellon (the “Tender and Paying Agent”), or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), the Tender and Paying Agent will deliver all unsold VRDP Shares that have been delivered to the Tender and Paying Agent to Bank of America, N.A., or its successors or assigns, as liquidity provider (the “Liquidity Provider”) for purchase at the Purchase Price pursuant to the Articles Supplementary and the VRDP Shares Purchase Agreement;

WHEREAS, VRDP Shares will be subject to Mandatory Tender for Remarketing at the Purchase Price for purchase on the designated Purchase Date upon the occurrence of a Mandatory Tender Event, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), the Tender and Paying Agent will deliver all unsold VRDP Shares that have been delivered to the Tender and Paying Agent to the Liquidity Provider for purchase at the Purchase Price on the Purchase Date pursuant to the Articles Supplementary and the VRDP Shares Purchase Agreement;

WHEREAS, the Fund has requested BofA Securities, Inc. to act as the Remarketing Agent under this Agreement in accordance with the provisions of the Articles Supplementary (and the Board of Directors of the Fund has adopted a resolution appointing BofA Securities, Inc. as the Remarketing Agent) to perform the duties set forth herein and to perform such other duties as are assigned to the Remarketing Agent herein and in the Articles Supplementary, all pursuant to the procedures set forth in the Articles Supplementary; and

WHEREAS, The Fund has designated a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary (the “Current Special Rate Period”). The Current Special Rate Period will terminate on April 15, 2023 or such later date to which it may be extended in accordance with the terms set forth thereunder pursuant to the Notice of Special Rate Period attached to the Articles Supplementary as Appendix A (the “Current Notice of Special Rate Period”);

WHEREAS, the Remarketing Agent is willing to assume such duties on the terms and conditions expressly set forth herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.           Section 1. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Articles Supplementary. Any day not referred to herein as a Business Day shall mean a calendar day.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Documents” has the meaning set forth in Section 4(d).

“1940 Act Regulations” has the meaning set forth in Section 4(d).

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate VRDP Shares Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein as determined by the Fund.

“Articles of Incorporation” means the Articles of Incorporation, as amended and supplemented, of the Fund, as filed with the State Department of Assessments and Taxation of the State of Maryland.

 “Articles Supplementary” means the Amended and Restated Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares with respect to the Fund as amended from time to time in accordance with the provisions thereof.

“Beneficial Owner” means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time such a beneficial owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

“Board” means the Board of Directors of the Fund or any duly authorized committee thereof.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Commission” has the meaning set forth in Section 4(d).

“Confidential Information” has the meaning set forth in Section 27.

“Effective Date” means April 7, 2022 subject to the satisfaction of the conditions specified in Section 3.01 of the Fee Agreement.

“Effective Leverage Ratio” has the meaning set forth in the Fee Agreement.

“Effective Leverage Ratio Cure Period” has the meaning set forth in the Fee Agreement.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

“Exchange Act” has the meaning set forth in Section 4(c).

“Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider’s assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.

“Fee Agreement” means the VRDP Shares Fee Agreement, dated as of April 7, 2022, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor liquidity provider.

“Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

“Fitch” means Fitch Ratings.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Indemnified Person” has the meaning set forth in Section 10(a).

“Indemnifying Person” has the meaning set forth in Section 10(c).

“Liquidation Preference” has the meaning set forth in the recitals of this Agreement.

“Liquidity Provider” has the meaning set forth in the recitals to this Agreement.

“Losses” has the meaning set forth in Section 10(c).

“Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

“Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the 15th day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

“Mandatory Tender Notice” means, in connection with the Mandatory Tender of VRDP Shares, a notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement specifying a Mandatory Tender Event and Purchase Date, substantially in the form attached as Annex II hereto.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

“Notice of Revocation” has the meaning set forth in Section 2(c)(iii).

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.

“Optional Tender” means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

“Purchase Date,” with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement being replaced and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

“Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

“Purchase Price” means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

“Refinancing Shares” has the meaning set forth in the recitals of this Agreement.

“Related Documents” means this Agreement, the Articles of Incorporation, the Articles Supplementary, the VRDP Shares, the Fee Agreement, the VRDP Shares Purchase Agreement and the Tender and Paying Agent Agreement.

“Remarketing” means the remarketing of VRDP Shares by the Remarketing Agent on behalf of Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in this Agreement and Part II of the Articles Supplementary.

“Remarketing Agent” has the meaning set forth in the preamble hereto.

“Remarketing Materials” means (i) the Fund’s most recent annual report and, if available, subsequent semi-annual report, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (ii) the most recent annual and, if available, interim report of the Liquidity Provider, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (iii) such other publicly available information as the Fund or the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request from time to time, of the Liquidity Provider, the Fund or the Remarketing Agent, and such other documentation, representations, warranties and certifications as the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request, it being understood that the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may, in its discretion, determine to deliver to purchasers and prospective purchasers, in connection with the offer and sale of VRDP Shares by the Liquidity Provider, a Remarketing Memorandum, and (iv) such other publicly available information necessary, in the opinion of counsel for the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, to amend or supplement the foregoing materials, in order that the foregoing materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time made available to or delivered to a purchaser.

“Remarketing Memorandum” means any written communication describing the Fund, the Liquidity Provider and/or the terms of the VRDP Shares and the Purchase Obligation, which has been approved by each party hereto and the Liquidity Provider in writing for use in connection with Remarketing prior to its use, which approval shall not be unreasonably withheld or delayed.

“Remarketing Notice” has the meaning set forth in Section 2(f).

 “Reorganization Shares” has the meaning set forth in the recitals of this Agreement.

“Representatives” has the meaning set forth in Section 27.

“Securities Act” has the meaning set forth in Section 2(n).

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

“Special Optional Tender Provisions” has the meaning set forth in Section 2(c)(iv).

“Series W-7 VRDP Shares” has the meaning set forth in the recitals of this Agreement.

 “Tender” means either an Optional Tender or Mandatory Tender, as applicable.

“Tender and Paying Agent” has the meaning set forth in the recitals to this Agreement.

“Tender and Paying Agent Agreement” means the tender and paying agent agreement, dated as of April 7, 2022, between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

“Transactions” has the meaning set forth in Section 27.

“VRDP Shares” has the meaning set forth in the preamble hereto.

“VRDP Shares Purchase Agreement” means the VRDP Shares purchase agreement, dated as of April 7, 2022, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

Section 2.            Appointment and Obligations of the Remarketing Agent.

(a)          The Fund hereby appoints BofA Securities, Inc., and BofA Securities, Inc. hereby accepts such appointment, as the exclusive Remarketing Agent of VRDP Shares for the purpose of establishing the Applicable Rate on each Rate Determination Date in respect of the VRDP Shares and, in connection with a Tender, Remarketing such VRDP Shares on behalf of the Beneficial Owners thereof and calculating the Purchase Price therefor, among other things; and performing such other duties as are assigned to the Remarketing Agent in the Articles Supplementary all pursuant to the procedures set forth in the Articles Supplementary.

(b)          The Remarketing Agent agrees with respect to the VRDP Shares to:

(i)          subject to Section 4 hereof, use its best efforts to remarket tendered VRDP Shares in connection with a Tender, but shall in no way be liable if no purchasers are found, provided it has otherwise performed its obligations as set forth herein and in the Articles Supplementary;

(ii)       establish the Applicable Rate not later than 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent per annum for each Subsequent Rate Period; such Applicable Rate being determined by the Remarketing Agent as the lowest rate under then-existing market conditions that in the Remarketing Agent’s sole judgment would result in the VRDP Shares on the first day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof, plus accumulated but unpaid dividends thereon (whether or not earned or declared); provided, that the Applicable Rate may not exceed the Maximum Rate;

(iii)       notify the Fund, the Tender and Paying Agent and the Liquidity Provider of the Applicable Rate by Electronic Means after 5:00 p.m., New York City time, and post the Applicable Rate on Bloomberg, on each Rate Determination Date;

(iv)       calculate the Maximum Rate applicable to each Rate Period and notify the Fund and the Tender and Paying Agent of the Maximum Rate by Electronic Means after 5:00 p.m., New York City time, on each Rate Determination Date;

(v)         upon request from the Fund, assist the Fund in establishing the Late Charge (if any), relating to such VRDP Shares;

(vi)        calculate the Purchase Price to be paid in connection with a Tender or Mandatory Purchase of VRDP Shares;

(vii)       [Reserved];

(viii)     deliver a Remarketing Notice to the Tender and Paying Agent and the Liquidity Provider (and, in the event the Tender and Paying Agent does not perform its obligations under the Tender and Paying Agent Agreement, at the Fund’s direction (and not on behalf of the Tender and Paying Agent), concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notice) by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the related Purchase Date of the number of VRDP Shares that were successfully remarketed and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares that remain unsold and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider;

(ix)        upon receipt of a Notice of Revocation, deliver notification by Electronic Means to the Tender and Paying Agent and the Liquidity Provider not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the related Purchase Date, of the number of VRDP Shares specified in each Notice of Revocation that are the subject of an agreement of sale pursuant to a Remarketing;

(x)        if the Remarketing Agent and the Liquidity Provider are not affiliates, notify the Liquidity Provider within two Business Days by telephone or Electronic Means, if, at any time, it owns any VRDP Shares;

(xi)        allocate any unsold VRDP Shares to satisfy any Notice of Revocation;

(xii)      record on Schedule I hereto each adjustment, if any, to the Applicable Percentage, the Applicable Spread or the Maximum Rate made in accordance with this Agreement and provide copies thereof by Electronic Means to each of the Fund, the Liquidity Provider and the Tender and Paying Agent;

(xiii)     make copies of the Contact Notification Form and Cancellation Form (each as defined in the Tender and Paying Agent Agreement) available in connection with Remarketings, as provided in Section 7.13 of the Tender and Paying Agent Agreement;

(xiv)      upon request of each purchaser, prospective purchaser or its agent to deliver a copy of the most recent Remarketing Memorandum prepared by the Fund, and provided to the Remarketing Agent by the Fund, in connection with each Remarketing; and

(xv)          carry out such other duties as are assigned to the Remarketing Agent herein and in the Articles Supplementary and the Tender and Paying Agent Agreement, all in accordance with the provisions hereof and thereof.

(c)          The Remarketing Agent acknowledges and agrees to the following procedures in connection with an Optional Tender:

(i)        Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent. Each Notice of Tender shall be irrevocable (except as described below) and effective upon receipt by the Tender and Paying Agent and shall:

(A)      be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

(B)       state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased, and the Purchase Date, and be in substantially the form of and contain such other information specified in the Notice of Tender attached as Exhibit C to the VRDP Shares Purchase Agreement; and

(C)       state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(ii)         Upon receipt of a Notice of Tender, the Tender and Paying Agent will provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt. Any Notice of Tender that is delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender. The Tender and Paying Agent’s determination as to whether a Notice of Tender has been properly delivered shall be conclusive and binding on a Beneficial Owner and its Agent Member.

(iii)          A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased (a “Notice of Revocation”). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares. A Notice of Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale. Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

(iv)      In connection with any Special Rate Period designated pursuant to the Articles Supplementary, the Board, without the vote or consent of any Holder of VRDP Shares but with prior written consent of the Liquidity Provider (except in the case of an Initial Special Rate Period), in the Notice of Special Rate Period relating to the VRDP Shares (other than in the case of the Initial Special Rate Period), as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period (“Special Optional Tender Provisions”) whereby the minimum number of days’ notice required for an Optional Tender may exceed seven days as specified in the Special Optional Tender Provisions for such Special Rate Period.

(d)          The Remarketing Agent acknowledges and agrees to the following procedures in connection with a Mandatory Tender:

(i)          VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event. So long as the VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding VRDP Shares. Any notice given in respect of a Mandatory Tender under the Articles Supplementary will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(ii)       Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred. In the event that VRDP Shares are issued in certificated form outside of the book entry system of the Securities Depository and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares. The undelivered VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Share certificate in lieu of such undelivered VRDP Shares.

(e)        It is further understood and agreed by and between the parties that, in connection with any attempted Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares. The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The proceeds of any sale of any remarketed VRDP Shares by the Remarketing Agent relating to tendered VRDP Shares will be used by the Tender and Paying Agent for the purchase of the tendered VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such VRDP Shares by means of “FREE” delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser’s Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(f)          The Remarketing Agent acknowledges and agrees that, by 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice, in the form attached as Annex I hereto, to the Tender and Paying Agent and the Liquidity Provider (a “Remarketing Notice”), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing of any tendered VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which proceeds from a Remarketing have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent or the Liquidity Provider and tendered for Remarketing), shall be treated as not having been successfully remarketed and will be required to be purchased by the Liquidity Provider. Except for manifest error, the payment obligation of the Liquidity Provider will equal the Purchase Price of the VRDP Shares, stated in the Final Notice of Purchase delivered to the Liquidity Provider, as being required to be purchased by the Liquidity Provider.

With respect to the Remarketing Agent’s responsibilities, but without affecting the Tender and Paying Agent’s role as intermediary, the Remarketing Agent hereby agrees that it shall remarket tendered VRDP Shares only to Persons that also are registered investment companies under the 1940 Act (each, a “RIC”).

Notwithstanding the foregoing, the Remarketing Agent may, with the prior consent of the Fund, remarket to any Person that is not a RIC (a “Non-RIC”) VRDP Shares tendered by a Beneficial Owner or Holder (other than the Liquidity Provider and Remarketing Agent), only if the Remarketing Agent (i) accepts an actionable bid from the Non-RIC, (ii) purchases the tendered VRDP Shares from the Beneficial Owner or Holder thereof on the Purchase Date at the Purchase Price with the Remarketing Agent’s own funds on a riskless principal basis, (iii) resells such VRDP Shares to the Non-RIC making such actionable bid at the Purchase Price, and (iv) records such purchase and resale on its books and records in accordance with this provision (a “Riskless Principal Transaction”).

VRDP Shares owned by the Liquidity Provider or the Remarketing Agent other than in a Riskless Principal Transaction, which shall be subject to the requirements of the preceding paragraph, may be sold to Non-RICs through a Remarketing or otherwise with the prior consent of the Fund; provided that such prior consent shall not be required if such VRDP Shares are sold (i) to an affiliate of the Liquidity Provider or Remarketing Agent or (ii) in connection with a repurchase financing transaction. For purposes of the preceding sentence, the Fund’s prior consent shall not be unreasonably withheld or delayed with respect to sales to (1) a tender option bond trust (all of the investors in which are RICs, banks, insurance companies or any companies that are included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof)) or (2) to any bank, insurance company or any company that is included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof); provided, that with respect to any other purchaser, any consent withheld by the Fund because of the identity of such purchaser shall not be deemed unreasonable.

(g)        Except as otherwise expressly provided for herein, the purchase and delivery of tendered VRDP Shares and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

(h)         At any time after the termination of the VRDP Shares Purchase Agreement (or with respect to a remarketing of VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any VRDP Shares unsold in a Remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Tender and Paying Agent.

(i)         In connection with the allocation of VRDP Shares tendered for Remarketing, the Remarketing Agent shall allocate those VRDP Shares previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those VRDP Shares acquired earliest by the Liquidity Provider).

(j)          The Remarketing Agent agrees that if, at any time, either Moody’s or Fitch or any Other Rating Agency shall not make available a rating for the VRDP Shares required for the Remarketing Agent to calculate any Maximum Rate, or if both Moody’s and Fitch shall not make available such a rating, the Fund shall select, with the prior written consent of the Liquidity Provider, one or more Other Rating Agencies for such purpose.

(k)         The Remarketing Agent shall use commercially reasonable efforts to meet the timing requirements set forth above. Subject to Section 4(h) hereof, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days’ prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund.

(l)          If the Remarketing Agent in its sole discretion decides to purchase unsold VRDP Shares for its own account, on each Purchase Date, the Remarketing Agent will settle such purchase delivery against payment of the Purchase Price for such VRDP Shares to be received by the Tender and Paying Agent by 11:00 a.m., New York City time, on such Purchase Date. The Remarketing Agent is not obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing.

(m)        It is expressly understood and agreed by the parties hereto that VRDP Shares as to which the Remarketing Agent is the Beneficial Owner may be held by the Remarketing Agent for its own account or for the account of others, and may be remarketed or otherwise sold by the Remarketing Agent, subject to the restrictions on sales to Non-RICs set forth in Section 2(f). The Remarketing Agent may sell VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price, subject to the restrictions on sales to Non-RICs set forth in Section 2(f).

(n)        The Remarketing Agent shall remarket or otherwise offer and sell the VRDP Shares only to Persons that it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in transactions meeting the requirements of Rule 144A.

(o)         The provisions contained in the Articles Supplementary concerning Special Rate Periods and the notification of a Special Rate Period shall be followed by the Fund and, to the extent applicable, the Remarketing Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

(p)        Whenever the Fund intends to include any net capital gains or other ordinary income in any dividend on VRDP Shares, the Fund may notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any immediately following Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder within two Business Days of receipt by the Tender and Paying Agent of such notice and the Remarketing Agent shall promptly notify each potential Beneficial Owner or its Agent Member after receipt of such advance notice by the Remarketing Agent. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(q)         The Remarketing Agent acknowledges and agrees that, unless the Liquidity Provider notifies the Remarketing Agent of its intention to sell such VRDP Shares outside of a Remarketing pursuant to Section 2.03 of the Fee Agreement, any VRDP Shares held by the Liquidity Provider shall be deemed to have been tendered for Remarketing pursuant to an Optional Tender on each Business Day immediately following the acquisition of such VRDP Shares by the Liquidity Provider, and such notice shall be deemed to have been given in a timely manner.

(r)          (i) The Fund and the Remarketing Agent agree that the Fund, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent, (A) may adjust the Applicable Percentage and the Applicable Spread upward (and, if previously adjusted upward, subsequently downward), provided, that, notwithstanding any provision to the contrary in this Agreement, immediately following any upward adjustment, the Maximum Rate is equal to or higher than the rates determined subsequent to such upward adjustment (i.e., the Maximum Rate shall be at least equal to the Maximum Rate determined with such upward adjustment) and the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the VRDP Shares at the request of the Fund and (B) in the event of Special Rate Periods of greater than 364 days, may adjust the Maximum Rate upward (and, if previously adjusted upward, subsequently downward), provided, that, notwithstanding any provision to the contrary in this Agreement, immediately following any upward adjustment, the Maximum Rate is equal to or higher than the rates determined subsequent to such upward adjustment (i.e., the Maximum Rate shall be at least equal to the Maximum Rate determined with such upward adjustment) and the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the VRDP Shares at the request of the Fund.

(ii)        Notwithstanding any provision to the contrary in this Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to the Articles Supplementary that any ordinary income or capital gains will be included in the dividend on VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity one (1) minus (i) the maximum marginal combined regular federal income tax rate (taking into account the federal income tax deductibility of state and local taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, or (ii) the maximum marginal combined regular federal corporate income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

(iii)      Upon each adjustment to the Applicable Percentage, the Applicable Spread or the Maximum Rate made in accordance with subsection (r)(i) above, the Remarketing Agent shall record promptly on Schedule I to this Agreement each such adjustment, if any, and thereupon provide copies of the updated Schedule I by Electronic Means to each of the Fund, the Liquidity Provider and the Tender and Paying Agent.

Section 3.            Terms Applicable During Current Special Rate Period.

The terms set forth in this Section 3 shall be applicable during, and only during, the Current Special Rate Period and such terms shall supersede any other terms, provisions or obligations set forth in this Agreement during the Current Special Rate Period. This Section 3 shall have no force or effect after the last day of the Current Special Rate Period and shall be deemed deleted and removed from this Agreement in its entirety thereafter without any further action from the Fund or the Remarketing Agent.

(a)        The Remarketing Agent shall not be required to establish the Applicable Rate, calculate the Maximum Rate or provide any notification thereof during the Current Special Rate Period.

(b)         During the period from (and including) April 7, 2022 to (but excluding) the day that is seven days prior to the end of the Current Special Rate Period, Section 5 of the Remarketing Agreement shall be amended by replacing the fee rate of 0.10% with a fee rate of 0.01%.

(c)         During the period from (and including) April 7, 2022 to (but excluding) the day that is seven days prior to the end of the Current Special Rate Period, Section 8 of the Remarketing Agreement shall not be applicable with respect to the information required to be delivered to the Remarketing Agent.

(d)        Except to the extent provided in the Current Notice of Special Rate Period, Section 2(q) of the Remarketing Agreement shall not be applicable during the Special Rate Period.

(e)         Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender during the Current Special Rate Period.

(f)          During the Current Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

(g)        Notwithstanding Section 2(m) of the Remarketing Agreement, during the Current Special Rate Period, the Remarketing Agent shall not transfer or dispose of any VRDP Shares owned by the Remarketing Agent, except in accordance with Section 3.02 of Schedule III to the Fee Agreement, as if such Section 3.02 applied to the Remarketing Agent rather than Bank of America, N.A.

(h)         Section 2(p) of the Remarketing Agreement shall have no effect during the Current Special Rate Period.

(i)          During the Current Special Rate Period, whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date. Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period. Capitalized terms used but not defined in this Section 3(i) shall have the meanings given to such terms in the Current Notice of Special Rate Period.

(j)          During the Current Special Rate Period, notwithstanding Section 6(b)(i) or Section 9(b)(i), the Remarketing Agent may not have the right to resign or terminate the Remarketing Agreement as a result of the withdrawal of the VRDP Shares’ short-term preferred shares ratings by a Rating Agency, and there shall be no other consequences, penalties or notices thereof with respect to such withdrawal.

(k)          During the Current Special Rate Period, the terms and provisions of the Current Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.

(l)          In the event of any conflict between the terms of the Current Notice of Special Rate Period and the terms of the Remarketing Agreement (as amended by any amendments thereto) or the Related Documents (as amended by any amendments thereto), the terms of the Current Notice of Special Rate Period shall govern.

Section 4.            Representations, Warranties and Covenants of the Remarketing Agent and the Fund.

(a)         The Remarketing Agent hereby represents and warrants to, and agrees with, the Fund and the Liquidity Provider that it shall, subject to Section 2(m), remarket or otherwise offer and sell the VRDP Shares only to Persons that it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A and in accordance with the information set forth in Schedule II herein.

(b)        The Remarketing Agent hereby represents and warrants to, and agrees with, the Fund and the Liquidity Provider in connection with each Remarketing that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by the Remarketing Agent or any of its representatives in connection with a Remarketing of VRDP Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c)         The Fund represents and warrants to, and agrees with, the Remarketing Agent and the Liquidity Provider that the VRDP Shares are not of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.

(d)        The Fund represents and warrants to, and agrees with, the Remarketing Agent and the Liquidity Provider as of the date hereof, and as of each Purchase Date, that (i) the Fund has made all the filings with the United States Securities and Exchange Commission (the “Commission”) that are required to be made under the 1940 Act, and the rules and regulations thereunder (the “1940 Act Regulations”) (collectively, the “1940 Act Documents”), (ii) each 1940 Act Document complies in all material respects with the requirements of the 1940 Act and the 1940 Act Regulations, and each 1940 Act Document did not at the time of filing with the Commission include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) as of each Rate Determination Date after the date hereof, the applicable Remarketing Materials (as defined in Section 8), as amended or supplemented, including any subsequently filed 1940 Act Document on or prior to such Purchase Date (or, if applicable, by any document filed pursuant to the Securities Act and the rules and regulations thereunder), except for any Liquidity Provider Information (as defined in Section 10), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)         The Fund represents, warrants and covenants with the Remarketing Agent and the Liquidity Provider that (i) neither it nor any Person acting on its behalf has or will directly or indirectly, make offers or sales of any security (as defined in the Securities Act) under circumstances that would require the registration of the VRDP Shares under the Securities Act, (ii) it shall not, and shall not permit its affiliates (as defined in Rule 501(b) under the Securities Act) to, make any offer or sale of securities of the Fund of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would, with respect to the VRDP Shares, render invalid the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise, and (iii) if at any time the Fund is not furnishing information to the Commission pursuant to the 1940 Act and/or the 1940 Act Regulations to satisfy its filing requirements pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of VRDP Shares and prospective purchasers of VRDP Shares, upon request and for the benefit of holders from time to time of VRDP Shares, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

(f)          It is expressly understood and agreed by the parties hereto that the Remarketing Agent’s obligation to remarket VRDP Shares shall extend to and include any VRDP Shares tendered by the Liquidity Provider as the Beneficial Owner (whether the Liquidity Provider acquired such VRDP Shares pursuant to its Purchase Obligation under the VRDP Shares Purchase Agreement or otherwise).

(g)          The Remarketing Agent acknowledges and agrees to perform its duties and obligations under the VRDP Purchase Agreement.

(h)         Without the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), the Remarketing Agent shall not modify the settlement procedures as set forth in Section 2 of Part II of the Articles Supplementary as described in Section 2(f) thereof insofar as they affect settlement with the Liquidity Provider.

Section 5.            Fees and Expenses. For the performance of its services as Remarketing Agent hereunder, the Fund shall, except during the Current Special Rate Period, pay to the Remarketing Agent in arrears on the first day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day) a monthly fee for each VRDP Share Outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i) 0.10% times $100,000 multiplied by (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month or, if applicable, the date of any prior redemption or liquidation for such VRDP Share (as the case may be) divided by (b) 365. If the Effective Date occurs on a day other than the first day of a month, the fee for the period from and including the Effective Date, to and including the last day of such month shall be paid on the fifteenth (15th) of the following month, provided that the day count for such fee calculation pursuant to clause (a)(ii) of the immediately preceding sentence for such payment on the fifteenth (15th) of the following month shall be the number of days included in the period described in the first part of this sentence and the fee shall be calculated in respect of each VRDP Share Outstanding on the Effective Date instead of the first calendar day of the immediately preceding month.

The Fund will pay all reasonable expenses of delivering remarketed VRDP Shares and reimburse the Remarketing Agent for all reasonable direct out of pocket expenses incurred by it as Remarketing Agent, including reasonable counsel fees and disbursements.

Section 6.            Resignation, Suspension and Removal of the Remarketing Agent.

(a)         The Remarketing Agent may resign and be discharged from its duties and obligations hereunder with respect to the VRDP Shares by giving 90 days’ prior written notice to the Fund, the Securities Depository, the Tender and Paying Agent and the Liquidity Provider pursuant to Section 25 of this Agreement and by Electronic Means.

(b)         In addition to being able to resign pursuant to the provisions of Section 6(a) hereof or terminate the Remarketing Agreement pursuant to the provisions of Section 11(b) hereof, the Remarketing Agent may terminate the Remarketing Agreement with respect to the VRDP Shares or may resign with respect to the VRDP Shares by giving notice in writing to the Fund, the Liquidity Provider, the Securities Depository and the Tender and Paying Agent pursuant to Section 25 of this Agreement and by Electronic Means, if any of the following events has occurred and has not been cured prior to the proposed date of such termination or resignation (in the case of (iv), (v), (vi), (vii) or (viii) below, for a period of 30 days after the Remarketing Agent has given notice thereof to the Fund and the Liquidity Provider specifying the condition or event): (i) the rating of such VRDP Shares shall have been downgraded or withdrawn by an NRSRO, the effect of which, in the reasonable opinion of the Remarketing Agent, is to affect materially and adversely the market price of such VRDP Shares or the ability of the Remarketing Agent to remarket such VRDP Shares; (ii) all of the VRDP Shares shall have been redeemed and redemption proceeds have been paid to the relevant Holders; (iii) without the prior written consent of the Remarketing Agent, the Articles Supplementary, the Articles of Incorporation or the Tender and Paying Agent Agreement shall have been amended in any manner that, in the reasonable opinion of the Remarketing Agent, materially and adversely changes the nature of such VRDP Shares or the remarketing procedures; (iv) legislation, or a decision by a court of the United States shall be rendered, or stop order, ruling, regulation or official statement by, or on behalf of, the Commission or other governmental agency having jurisdiction of the subject matter shall be made, to the effect that the offering or sale of the VRDP Shares is or would be in violation of any provision of the Securities Act as then in effect, or the Exchange Act as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the VRDP Shares, as contemplated hereby, without registration under the Securities Act; (v) any legislation, resolution, ordinance, rule or regulation shall be enacted by, any governmental body, department or agency of the United States or the State of New York, or a decision by any court of competent jurisdiction within the United States or the State of New York shall be rendered, which, in the Remarketing Agent’s reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, which, in the Remarketing Agent’s reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vii) any litigation shall be instituted, pending or threatened to restrain or enjoin the sale or remarketing of the VRDP Shares or in any way protesting or affecting any authority for or the validity of the VRDP Shares or this Agreement, or the existence or powers of the Fund or the Liquidity Provider to perform, as applicable, its obligations hereunder or under the VRDP Shares Purchase Agreement; or (viii) there is any material adverse change in the affairs of the Fund or the Liquidity Provider, which in the sole judgment of the Remarketing Agent, makes it impractical or inadvisable to proceed with the remarketing of the VRDP Shares as contemplated by this Agreement. Notwithstanding the foregoing, so long as the Purchase Obligation is in effect, following notice of a Mandatory Tender Event, the Remarketing Agent may not terminate the Remarketing Agreement or resign until after the purchase of the VRDP Shares required to be made on the related Purchase Date.

(c)         The Fund, with the prior written consent of the Liquidity Provider, may remove the Remarketing Agent with respect to the VRDP Shares by giving at least 60 days’ prior written notice to the Remarketing Agent, the Tender and Paying Agent, if any, and the Liquidity Provider; provided, however, that no such removal shall become effective for an additional 30 days unless the Fund shall have appointed, with the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), at least one nationally recognized securities dealer with experience in remarketing variable rate securities as a successor Remarketing Agent for the VRDP Shares and the successor Remarketing Agent shall have entered into a remarketing agreement with the Fund, in form and substance satisfactory to the Fund and the Liquidity Provider, in which it shall have agreed to, among other duties, conduct Remarketings in respect of VRDP Shares and determine the Applicable Rate on each Rate Determination Date for the VRDP Shares in accordance with the terms and conditions of the Articles Supplementary; provided, further, however, that if the Liquidity Provider is an affiliate of the Remarketing Agent, the Remarketing Agent may not be removed unless the Liquidity Provider consents to such removal or the successor Remarketing Agent agrees to purchase any VRDP Shares owned by the Remarketing Agent as of the effective date of such removal at a purchase price equal to the Liquidation Preference thereof plus accumulated but unpaid dividends thereon (whether or not earned or declared) to the effective date of such removal.

In each of the occurrences described in clause (a), (b) or (c), the Fund shall use its best efforts to appoint a successor Remarketing Agent for such VRDP Shares and enter into a remarketing agreement with such person as soon as reasonably practicable.

Section 7.            Dealing in the VRDP Shares. (a) The Remarketing Agent in its sole discretion may purchase for its own account VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Fund, the Tender and Paying Agent nor the Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner’s tender of its VRDP Shares in a Remarketing unless, in each case, such VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent. The Remarketing Agent may exercise any vote or join in any action which any Holder of VRDP Shares may be entitled to exercise or take pursuant to the Articles Supplementary with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Fund as freely as if it did not act in any capacity hereunder.

(b)          The Fund acknowledges and agrees, whether or not the Remarketing Agent or any affiliate thereof has advised or is currently advising the Fund on other matters, that in connection with the remarketing of the VRDP Shares and any other duties or obligations of the Remarketing Agent pursuant to and/or as set forth in this Agreement: (a) the Remarketing Agent is not an advisor (including, without limitation, a Municipal Advisor (as such term is defined in Section 975(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act), an “advisor”) of, and owes no fiduciary duty to, the Fund or any other person, (b) the Remarketing Agent’s duties and obligations to the Fund shall be limited to those contractual duties and obligations expressly set forth in this Agreement and the Articles Supplementary, and (c) the Fund has consulted with those independent legal, financial and any other advisors to the extent it deemed appropriate in connection with any questions or other issues it might have relating to the remarketing of the VRDP Shares.

Section 8.            Information.

(a)         The Fund agrees to furnish to the Remarketing Agent and the Liquidity Provider: (i) copies of the Articles Supplementary and its bylaws and any amendment thereto and each report or other document mailed or made available to Holders (including annual reports to shareholders) or filed by the Fund with the Commission (including any documents incorporated therein by reference); (ii) notice of the creation of any subsidiary by the Fund; (iii) notice of the purchase of VRDP Shares by a subsidiary or affiliate of the Fund as soon as the Fund shall become aware of such purchase; (iv) notice of the occurrence of any of the events set forth in clause (b)(i), (b)(ii) or (b)(iii) of Section 9 hereof; and (v) in connection with a Remarketing, the Remarketing Memorandum and such other publicly available remarketing information as the Remarketing Agent may reasonably request from time to time, including but not limited to the financial condition of the Fund. The Fund agrees to provide the Remarketing Agent with as many copies of the foregoing materials and publicly available information as the Remarketing Agent may reasonably request for use in connection with any Remarketing of VRDP Shares and consents to the use thereof for such purpose.

(b)         If at any time during the term of this Agreement any event or condition known to the Fund relating to or affecting the Fund or the VRDP Shares shall occur which causes any of the Remarketing Materials (other than the Liquidity Provider Information) or any other materials or information made publicly available by the Fund to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Fund shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition and the Fund shall promptly prepare or cause to be prepared and delivered to the Remarketing Agent, at the Fund’s expense, a supplement or amendment to the Remarketing Materials describing the circumstances and details of such event or condition.

Section 9.           Conditions to Obligations of the Remarketing Agent. The obligations of the Remarketing Agent with respect to VRDP Shares under this Agreement have been undertaken in reliance on, and shall be subject to: (a) the due performance in all material respects by the Fund of its obligations and agreements as set forth in this Agreement (including Sections 4(d) and 8(b) hereof); and (b) the non-occurrence of any of the following events: (i) the rating of the VRDP Shares shall have been downgraded or withdrawn by an NRSRO after the date hereof, the effect of which, in the reasonable opinion of the Remarketing Agent, is to affect materially and adversely the market price of the VRDP Shares or the Remarketing Agent’s ability to remarket the VRDP Shares; (ii) all of the VRDP Shares shall have been redeemed by the Fund and redemption proceeds have been paid to the relevant Holders; or (iii) without the prior written consent of the Remarketing Agent, the Articles Supplementary, the Articles of Incorporation, or the Tender and Paying Agent Agreement, shall have been amended in any manner that in the reasonable opinion of the Remarketing Agent materially and adversely changes the nature of the VRDP Shares or the remarketing procedures; (iv) legislation, or a decision by a court of the United States shall be rendered, or stop order, ruling, regulation or official statement by, or on behalf of, the Commission or other governmental agency having jurisdiction of the subject matter shall be made, to the effect that the offering or sale of the VRDP Shares is or would be in violation of any provision of the Securities Act as then in effect, or the Exchange Act as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the VRDP Shares, as contemplated hereby, without registration under the Securities Act; (v) any legislation, resolution, ordinance, rule or regulation shall be enacted by, any governmental body, department or agency of the United States or the State of New York, or a decision by any court of competent jurisdiction within the United States or the State of New York shall be rendered, which, in the Remarketing Agent’s reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, which, in the Remarketing Agent’s reasonable opinion materially adversely affects the marketability of the VRDP Shares; (vii) any litigation shall be instituted, pending or threatened, to restrain or enjoin the sale or remarketing of the VRDP Shares or in any way protesting or affecting any authority for or the validity of the VRDP Shares or this Agreement, or the existence or powers of the Fund or the Liquidity Provider to perform, as applicable, its obligations hereunder or under the VRDP Shares Purchase Agreement; or (viii) there is any material adverse change in the affairs of the Fund or the Liquidity Provider, which in the sole judgment of the Remarketing Agent, makes it impractical or inadvisable to proceed with the remarketing of the VRDP Shares as contemplated by this Agreement. In the event of the failure of any such conditions with respect to VRDP Shares, the Remarketing Agent may terminate its obligations under this Agreement with respect to VRDP Shares as provided in Section 11(b). Notwithstanding the foregoing, so long as the Purchase Obligation is in effect, following notice of a Mandatory Tender Event, the foregoing conditions shall not apply and the Remarketing Agent may not terminate this Agreement or resign until after the purchase of the VRDP Shares required to be made on the related Purchase Date.

Section 10.          Indemnification.

(a)         The Fund agrees to indemnify and hold harmless the Remarketing Agent and the Liquidity Provider and its respective officers, directors and employees (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the Remarketing Memorandum or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (except with respect to the Liquidity Provider Information, or information provided by the Remarketing Agent specifically for use therein), or arise out of, or are based upon, any violation by the Fund of, or any failure by the Fund to perform, any of its obligations under, this Agreement. The Fund agrees to promptly reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of the use by the Remarketing Agent of any information that is not contained in the Remarketing Materials. The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls the Remarketing Agent within the meaning of the Exchange Act. “Liquidity Provider Information” shall mean any information in the Remarketing Materials under the caption “Liquidity Provider”, which in each case has been furnished in writing by the Liquidity Provider or its affiliates for inclusion therein (including without limitation through incorporation by reference).

(b)        The Fund agrees to indemnify and hold harmless the Indemnified Persons from and against every loss, liability or expense, including without limitation, damages, fines, suits, actions, demands, costs, out-of-pocket expenses, and reasonable legal fees and expenses (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of its (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Remarketing Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except to the extent that the Loss resulted from such Indemnified Person’s gross negligence, willful misconduct, bad faith, violations of law, violations of the terms and conditions of this Agreement or the failure of the Remarketing Agent to have the authority to execute, deliver or perform this Agreement. For the avoidance of doubt, the Fund agrees to indemnify and hold harmless the Indemnified Persons from and against any and all Losses that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of the failure of the Remarketing Agent to deliver Remarketing Materials during the course of a Remarketing, if such failure is due to the failure by the Fund to provide to the Remarketing Agent such Remarketing Materials for delivery (regardless of whether the Remarketing Agent has requested such Remarketing Materials), notwithstanding that such failure by the Remarketing Agent to deliver Remarketing Materials during the course of a Remarketing could be deemed a violation of law by an Indemnified Person. The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls any Indemnified Person within the meaning of the Exchange Act.

(c)         Each Indemnified Person shall give notice as promptly as reasonably practicable to the Fund (the “Indemnifying Person”) of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Persons shall not relieve the Indemnifying Person from any liability which it may have otherwise than on account of this indemnity agreement. No settlement or compromise of any such action shall be made without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

(d)      In case any such action is brought against any Indemnified Person, and it notifies the Indemnifying Person from which it seeks indemnification of the commencement thereof, the Indemnifying Person will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Person, similarly notified, to assume the defense thereof so long as its interests are not adverse to those of the Indemnified Person, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation. Upon assumption by the Indemnifying Person of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but the Indemnifying Person shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnifying Person has agreed to pay such fees and expenses, (ii) the Indemnifying Person shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel that there are actual or potential conflicting interests between the Indemnifying Person and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Fund. If the Indemnifying Person elects not to assume the defense of any such suit, it will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include the Indemnifying Person and one or more Indemnified Persons, and one or more Indemnified Persons shall have been advised by counsel reasonably satisfactory to the Indemnifying Person that there may be one or more legal defenses available to any of the Indemnified Persons, which are different from, additional to, or in conflict with those available to the Indemnifying Person, the Indemnifying Person will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by the Indemnified Persons (it being understood that the Indemnifying Person shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus local counsel) for all Indemnified Persons, which firm shall be designated by the Indemnified Persons, the Remarketing Agent or the Indemnifying Person, as the case may be). The Indemnifying Person agrees promptly to notify each Indemnified Person of the commencement of any litigation or proceedings against it in connection with the remarketing of the VRDP Shares. The Indemnifying Person shall not consent to the terms of any compromise or settlement of any action against an Indemnified Person and defended by the Indemnifying Person in accordance with the foregoing without the prior consent of the Indemnified Person. The Indemnifying Person shall not be liable under this Section 10 for the amount of any compromise or settlement of any action unless such compromise or settlement has been approved in writing by the Indemnifying Person, which approval shall not be unreasonably withheld.

(e)         If the indemnification provided for in subparagraph (a) of this Section 10 is unavailable, because of limitations imposed by securities laws or for any other reason, to a party that would otherwise have been an Indemnified Person under subparagraph (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion so that the Remarketing Agent is responsible for that portion represented by the percentage that the Remarketing Agent’s fee (calculated for a one year period) with respect to the relevant remarketing bears to the aggregate principal amount of the VRDP Shares being remarketed but will not exceed the amount of such fee (calculated for a one year period) and the Fund is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereon referred to above in this subparagraph (e)) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claims (which shall be limited as provided in this subparagraph (f) above if the Indemnifying Person has assumed the defense of any such action in accordance with the provisions thereof).

(f)         No person shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(g)       The indemnity agreements contained in clauses (a), (b) and (c) of this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any VRDP Shares hereunder.

(h)         The parties hereto acknowledge and agree that funds paid by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement are not subject to claims for indemnification made against the Fund under Section 10(a) or 10(b) of this Agreement.

Section 11.          Termination of VRDP Shares Remarketing Agreement.

(a)        This Agreement shall terminate as to the Remarketing Agent and its obligations hereunder with respect to VRDP Shares on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 6(a) and Section 6(b), respectively.

(b)        In addition, the Remarketing Agent may terminate this Agreement and all of its obligations hereunder with respect to VRDP Shares, by notifying the Fund, the Liquidity Provider and the Tender and Paying Agent of its election to do so, if any of the conditions referred to or set forth in Section 9 hereof with respect to VRDP Shares have not been met or satisfied in full and such failure shall have continued for a period of 30 days after such Remarketing Agent has given notice thereof to the Fund specifying the condition which has not been met and requiring it to be met; provided, however, that, subject to the last sentence of Section 9, termination of this Agreement with respect to VRDP Shares by the Remarketing Agent after giving the required notices with respect to VRDP Shares shall be immediate in the event of the occurrence and continuation of any event set forth in Section 9(b)(i), (ii) or (iii) hereof with respect to VRDP Shares.

(c)       Upon termination of this Agreement, the Remarketing Agent, at the request of the Fund and at the expense of the Fund, shall use commercially reasonable efforts, subject to confidentiality restrictions, to deliver to the Fund or any person designated by the Fund information maintained by it with respect to the VRDP Shares in connection with its duties hereunder.

Section 12.          Remarketing Agent’s Performance; Duty of Care.

(a)        The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Articles Supplementary. No implied covenants or obligations shall be read into this Agreement, or the Articles Supplementary. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Articles Supplementary, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent shall incur no liability to the Fund, the Fund’s investment adviser (the “Adviser”), the Liquidity Provider, the Tender and Paying Agent or to any Beneficial Owner (or its Agent Member) or any Holder of the VRDP Shares in its individual capacity or as Remarketing Agent for any action or failure to act, in connection with its duties under this Agreement and the Articles Supplementary or otherwise, except as a result of its bad faith, gross negligence or willful misconduct on its part.

(b)         The Remarketing Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out or caused by the failure of any other party (other than an affiliate of the Remarketing Agent) to provide any notice, statement or document required to be delivered pursuant to any Related Document in connection with performance by the Remarketing Agent of the relevant obligation.

Section 13.         Amendment, Supplement or Modification of Agreements. Without the prior written consent of the Remarketing Agent (except in the case of an Initial Special Rate Period), the Fund will not agree or consent to any amendment, supplement or modification of the VRDP Shares Purchase Agreement, the Fee Agreement, the Tender and Paying Agent Agreement, this Agreement or the Articles Supplementary, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the interests of the Remarketing Agent, in the Remarketing Agent’s sole discretion; provided, that, for purposes of this Section 13, any changes or amendments to the rating agency criteria provided in the Articles Supplementary for the VRDP Shares shall not be deemed to materially adversely affect the interests of the Remarketing Agent if immediately following such changes or amendments the VRDP Shares continue to be rated in the highest preferred stock ratings category by at least one NRSRO.

Section 14.       Books and Records. The Remarketing Agent shall keep such books and records with respect to the performance of its duties hereunder as shall be consistent with prudent industry practice and shall, to the extent permitted by law, make such books and records available for inspection by the Fund and the Liquidity Provider on reasonable notice during normal business hours. Any costs and expenses associated with such inspections shall be for the account of the party requesting such inspection.

Section 15.         Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Fund, the Remarketing Agent, the Liquidity Provider and the Adviser each hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Related Documents in any court referred to in the preceding paragraph of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.         Waiver of Jury Trial. The Fund and the Remarketing Agent hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

Section 17.        Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof with respect to the VRDP Shares until the first day thereafter on which no such VRDP Shares are outstanding. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Fund pursuant to Sections 4, 5 and 10 hereof and of the Remarketing Agent pursuant to Section 10 hereof shall remain operative and in full force and effect until fully satisfied.

Section 18.         Successors and Assigns. The rights and obligations of the Fund hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Liquidity Provider. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Fund and the Liquidity Provider. This Agreement shall inure to the benefit of and be binding upon the Fund and the Remarketing Agent and their respective permitted successors and assigns, and, subject to Section 24, will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling any Remarketing Agent within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, or any Indemnified Person to the extent provided in Section 10 hereof. As used in this Section 18, the terms “successors” and “assigns” shall not include any purchaser of VRDP Shares merely because of such purchase.

Section 19.          Headings. The section headings herein are for convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

Section 20.      Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 21.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 22.         Remarketing Agent Not Acting as Underwriter. It is understood and agreed by the parties hereto that the only obligations of the Remarketing Agent hereunder are as set forth in Sections 2, 4, 10 and 14 hereof. When engaged in remarketing any properly-tendered VRDP Shares, the Remarketing Agent shall act only as agent for and on behalf of each owner of the VRDP Shares so tendered. The Remarketing Agent shall not act as an underwriter for the tendered VRDP Shares and shall in no way be obligated to advance its own funds to purchase any tendered VRDP Shares (except to the extent that in its individual capacity as purchaser of those VRDP Shares it may elect, in accordance with Section 7 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

Section 23.        Amendment. This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the Articles Supplementary in effect as of the date of any such amendment, provided that the parties to this Agreement agree not to unreasonably withhold or delay consent to any proposed amendment to Section 2(m) hereof. The parties acknowledge that amendments to this Agreement (including with respect to Section 2(m)) are subject to prior notice requirements as set forth in the Tender and Paying Agent Agreement.

Section 24.         Benefits. Nothing herein, express or implied, shall give to any person, other than the Fund, the Liquidity Provider, the Remarketing Agent and their respective permitted successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder. Without limiting the generality of the foregoing, no Holder or Beneficial Owner (or their Agent Member) of VRDP Shares shall have or be deemed to have any right in respect of, or shall in any event be entitled to enforce or to seek recourse against any person in respect of, any provision of this Agreement, and any and all rights of holders of VRDP Shares or obligations of the Fund in respect thereof arise only under and as governed solely by the Articles of Incorporation, Articles Supplementary and by-laws as they are in effect from time to time.

Section 25.          Notices and Wire Instructions. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid, or by prepaid courier service, in each case, addressed as follows: if to the Fund or the Adviser, to either of them at 100 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Accounting Custody; if to the Remarketing Agent, to BofA Securities, Inc., One Bryant Park, 1111 Avenue of the Americas, 3rd Floor, New York, New York 10036, Telephone: (212) 449-7358, Email: thomas.visone@bofa.com; mary.ann.olson@bofa.com; todd.blasiak@bofa.com; lisa.m.irizarry@bofa.com; michael.jentis@bofa.com; carl.daniels@bofa.com;  tommy.murray@bofa.com; dg.temm@bofa.com, and if to the Tender and Paying Agent, to The Bank of New York Mellon, Corporate Trust Division, Dealing and Trading Group, 240 Greenwich Street Floor, 7 East, New York, New York 10286, Fax: (212) 815-2830, Attention: Monika Kozdra-Rusin, Vice President, Tel: 212-815-5787, Fax: 732-667-9221, Email: monika.kozdra@bnymellon.com; or to such other address as any of the foregoing persons shall specify to the parties hereto in writing.

The Purchase Price of remarketed VRDP Shares shall be paid by the Remarketing Agent in immediately available funds by wire transfer to the Tender and Paying Agent in accordance with the following instructions, or such other instructions as the Tender and Paying Agent may specify:

The Bank of New York Mellon
ABA# 021 000 018
For Further Credit to Account # 4581878400
Acct Name: Blackrock Muni Income Fd Remarketng
Attn: Monika Kozdra-Rusin, Tel: 212-815-5787

Email transmissions shall be deemed to have been validly given or made when sent to the following email addresses or to such other address as any such parties shall specify to the other party in writing:

The Fund or the Investment Adviser:	Accounting.Custody@BlackRock.com

Remarketing Agent:	thomas.visone@bofa.com
mary.ann.olson@bofa.com
todd.blasiak@bofa.com
lisa.m.irizarry@bofa.com
michael.jentis@bofa.com
carl.daniels@bofa.com
tommy.murray@bofa.com
dg.temm@bofa.com

Liquidity Provider	thomas.visone@bofa.com
mary.ann.olson@bofa.com
todd.blasiak@bofa.com
lisa.m.irizarry@bofa.com
michael.jentis@bofa.com
carl.daniels@bofa.com
DG.pfloats@bofa.com

Tender and Paying Agent	BlackRockTenders@bnymellon.com
monika.kozdra@bnymellon.com

Section 26.         Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, BofA Securities, Inc., solely in its capacity as Remarketing Agent, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, director, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Remarketing Agent from taking any action prior to the expiration of the aforementioned one year and one day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Remarketing Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

Section 27.        Confidentiality. All information, whether oral, written, via computer disk or electronic media or otherwise, to which it is given access or is made available to it by the other party (including by such other party’s agents and representatives) in connection with the transactions contemplated by this Agreement or any other Related Document is referred to as “Confidential Information”. Confidential Information shall include, without limitation, all technology, processes, trade secrets, contracts, proprietary information, portfolio information, historical and projected financial information, operating data and organizational cost structures, strategic or management plans, customer information and customer lists, whether received before or after the date hereof. Confidential Information shall also include information of or relating to any parent, subsidiary or affiliate of a party.

Each party agrees to hold all Confidential Information in confidence, that it will not disclose any Confidential Information to any person, other than directors, trustees, officers, employees, agents or representatives (including those of a legal nature) (collectively, the “Representatives”) who have a need to know such information in connection with the transactions contemplated by this Agreement or any other Related Document (the “Transactions”), and that it will not use any such Confidential Information for purposes other than in connection with the Transactions. For the avoidance of doubt, any Rating Agency rating the VRDP Shares at the request of the Fund shall not be deemed to be a Representative for purposes of this Section 27 and will not be subject to the obligations of this Section 27. Each party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Section 27. Each party shall be responsible and liable for any breach of this Section 27 by its Representatives. Each party agrees to use reasonable care and implement reasonable controls, but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure or availability of Confidential Information.

It is understood and agreed that no information shall be within the protection of this Section 27 where such information: (a) is or becomes publicly available through no fault of either party or its Representatives, (b) is authorized to be released by the disclosing party, (c) is rightly obtained from a third party, who, to the receiving party’s knowledge, is not under obligation of confidentiality, (d) is required to be disclosed as a matter of law or legal process or (e) is made available to any regulatory body. Furthermore, the obligations of confidentiality set out in this Section 27 shall not extend to Confidential Information that is disclosed to Holders or Beneficial Owners or potential Holders or Beneficial Owners, in each case in their capacity as such, in the Remarketing Memorandum or the Remarketing Materials, in notices to Holders or Beneficial Owners pursuant to one or more of the Related Documents or pursuant to the Fund’s or the Liquidity Provider’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission.

In the event that either party to this Agreement or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process (“Legal Process”)) to disclose any of the Confidential Information, such party may disclose such Confidential Information to the extent legally required; provided, however, that the Liquidity Provider shall, to the extent permitted by law, rule and regulation and reasonably practicable, notify the Fund prior to such disclosure by the Liquidity Provider so that the Fund may seek, at the Fund’s expense, a protective order or other appropriate remedy; provided, further, that the Liquidity Provider will have no liability to the Fund for failure to provide such notice. In the absence of such protective order, other remedy or waiver by the Fund, the Liquidity Provider may disclose such Confidential Information to the extent legally required. Notwithstanding anything to the contrary contained herein, either party and its affiliates may disclose Confidential Information, without notice to the other party, to any governmental agency, regulatory authority or self- regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the party’s business or that of its affiliates in connection with the exercise of such authority or claimed authority. Nothing herein shall require a party to fail to honor any Legal Process on a timely basis.

In the event that this Agreement is terminated, or at any time upon request, each party agrees to return promptly or destroy all copies of the Confidential Information without retaining any copies thereof and to destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information. Provided however each party will be permitted to retain all or any portion or the Confidential Information to comply with its governing laws, regulations or internal policies. Such Confidential Information shall remain subject to the confidentiality obligations set forth in this Section 27.

Inasmuch as any breach of this Section 27 may result in immediate and irreparable injury, it is recognized and agreed that each party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to all other remedies available at law. Further, all obligations, rights and remedies hereunder shall survive any return or destruction of the Confidential Information and any termination of this Agreement; provided, however, that all obligations, rights and remedies hereunder shall survive the termination of this Agreement and remain in full force and effect for one (1) year after the termination of this Agreement.

It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Section 27 shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 27.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

BLACKROCK MUNICIPAL INCOME FUND, INC.

By:
Name:	Jonathan Diorio
Title:	Vice President

BOFA SECURITIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

BLACKROCK MUNICIPAL INCOME FUND, INC.

By:	/s/ Jonathan Diorio
Name:	Jonathan Diorio
Title:	Vice President

BOFA SECURITIES, INC.

By:	/s/ Michael Jentis
Name:	Michael Jentis
Title:	Authorized Signatory

ANNEX I

FORM OF REMARKETING NOTICE

[Date]

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 3rd Floor
New York, NY 10036
Attention:	Thomas Visone
Mary Ann Olson
Todd Blasiak
Lisa Irizarry
Michael Jentis
Carl Daniels
Telephone:	(212) 449-7358
Email:	thomas.visone@bofa.com
mary.ann.olson@bofa.com
todd.blasiak@bofa.com
lisa.m.irizarry@bofa.com
michael.jentis@bofa.com
carl.daniels@bofa.com
DG.pfloats@bofa.com

THE BANK OF NEW YORK MELLON
Corporate Trust Division
Dealing and Trading Group
240 Greenwich Street, Floor 7 East
New York, New York 10286
Fax: (212) 815-2830
Email: BlackRockTenders@bnymellon.com

[or to such other Person and/or address or telecopy number or email address as the Tender and Paying Agent and/or the Liquidity Provider may specify for the purpose by notice to the Remarketing Agent]

Re:	BlackRock Municipal Income Fund, Inc. Series W-7 Variable Rate Demand Preferred Shares (“VRDP Shares”)

Pursuant to Section 2(f) of the VRDP Shares Remarketing Agreement dated as of April 7, 2022 (the “VRDP Shares Remarketing Agreement”), by and among BlackRock Municipal Income Fund, Inc., a diversified, closed-end investment company organized as a Maryland corporation, and BofA Securities, Inc., a Delaware corporation (the “Remarketing Agent”), the undersigned Remarketing Agent hereby notifies you of the following information regarding the Remarketing of the VRDP Shares as of the date hereof:

Annex I-1

1.           Information regarding the VRDP Shares is as follows:

VRDP Shares Series:

CUSIP number:

Purchase Date:

Purchase Price per share of VRDP Shares:

2.           Remarketing Results:

(i)          The number of VRDP Shares that were successfully remarketed for purchase on the Purchase Date:          .

(ii)         The aggregate Purchase Price of the VRDP Shares that were SOLD in the Remarketing:          .

(iii)        The number of VRDP Shares that were NOT successfully remarketed for purchase on the Purchase Date:          .

(iv)      The aggregate Purchase Price of the VRDP Shares that were NOT SOLD in the Remarketing, to be paid by the Liquidity Provider:          .

3.           The undersigned hereby acknowledges that this Remarketing Notice is being provided by 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date, by Electronic Means to the Liquidity Provider and to the Tender and Paying Agent.

4.           Capitalized terms used herein shall have the meanings given to them in or by reference to the VRDP Shares Remarketing Agreement.

BOFA SECURITIES, INC.,
as Remarketing Agent

By:
Name:
Title:

Annex I-2

ANNEX II

BLACKROCK MUNICIPAL INCOME FUND, INC. (THE “FUND”) SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP NO. 09262J 201*

Mandatory Tender Notice

In accordance with the Fund’s Amended and Restated Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares (“VRDP Shares”) dated April 7, 2022 (the “Articles Supplementary”), the Fund hereby notifies Holders of VRDP Shares and the Liquidity Provider of the Mandatory Tender of the Outstanding VRDP Shares for Remarketing or purchase by the Liquidity Provider on the Mandatory Tender Date specified below due to the occurrence of the following Mandatory Tender Event:

(please select the applicable Mandatory Tender Event)

(i)          [Failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date]

(ii)         [Liquidity Provider Ratings Event]

(iii)       [Failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event]

(iv)         [The eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event]

(v)          [The Fund has obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced] [the effective date of the Alternate VRDP Shares Purchase Agreement is [●], and the Liquidity Provider is [●]]

(vi)         [The Fund has provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary]

(vii)       [A breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider)]

* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

Annex II-1

The Purchase Date for all Outstanding VRDP Shares for purchase by the Remarketing Agent in the event of a successful Remarketing or otherwise by the Liquidity Provider will be ____________, 20          .

(to determine the applicable Purchase Date, please note:)

The Purchase Date in respect of a Mandatory Tender Event will be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (i) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (ii) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event will be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (iii) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (iv) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically will be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.

In the event that VRDP Shares are issued in certificated form outside the book entry system of the Securities Depository and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares. Any money held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares. The undelivered VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Share certificate in lieu of such undelivered VRDP Shares.

Annex II-2

Any notice given to Holders in respect of a Mandatory Tender shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:
BLACKROCK MUNICIPAL INCOME FUND, INC.

By:

Name:

Title:

Annex II-3

SCHEDULE I

MAXIMUM RATE ADJUSTMENTS

Schedule I-1

SCHEDULE II

The information herein may be amended or supplemented from time to time by any Remarketing Memorandum, the Remarketing Materials and other information of the Fund that were prepared and made publicly available by the Fund (“Publicly Available Information”). Any amendments, supplements or modifications to the information herein in any Remarketing Memorandum, the Remarketing Materials and Publicly Available Information after the date hereof shall be incorporated in this Schedule II by reference with the same force and effect as though fully set forth herein.

Notice to Investors

Each purchaser of the VRDP Shares, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Fund, the Liquidity Provider and any Remarketing Agent as follows:

(1)          It understands and acknowledges that the VRDP Shares have not been registered under the Securities Act or any other applicable securities law, are being sold or transferred pursuant to Rule 144A of the Securities Act, and may not be sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

(2)         It is a “qualified institutional buyer” (“QIB”), as defined in Rule 144A promulgated under the Securities Act, and is acquiring the VRDP Shares for its own account or for the account of another QIB.

(3)          It acknowledges that none of the Fund, the Liquidity Provider, any Remarketing Agent or any person representing any of the foregoing has made any representation to it with respect to the Fund, the Liquidity Provider or the Remarketing Agent or the sale of any VRDP Shares other than the information contained or incorporated by reference in this Offering Memorandum, which has been delivered to it to assist it in making its investment decision with respect to the VRDP Shares. Further, it acknowledges that with respect to the information supplied by the Liquidity Provider for inclusion in this Offering Memorandum, no representation is made by the Fund as to the accuracy or completeness of such information. The Liquidity Provider accepts no responsibility for the accuracy or completeness of this Offering Memorandum or the Articles Supplementary or any other information or disclosure contained or incorporated by reference herein, or omitted herefrom or in the Articles Supplementary, other than with respect to the accuracy of the information regarding the Liquidity Provider and its affiliates set forth under the section entitled “Liquidity Provider” and under the heading “Liquidity Provider” in the “Summary” section of this Offering Memorandum. In addition, no representation is made regarding VRDP Shares or the advisability of investing in VRDP Shares. Moreover, it acknowledges that it has had access to such financial and other information concerning the Fund and the Liquidity Provider and the VRDP Shares as it has deemed necessary in connection with its decision to purchase the VRDP Shares, including an opportunity to ask questions of and request information from the Fund and the Liquidity Provider. This Offering Memorandum is furnished by the Fund on a confidential basis in connection with a sale exempt from registration under the Securities Act, solely for the purpose of enabling the purchaser to consider the purchase of the VRDP Shares.

Schedule II-1

(4)         It is purchasing the VRDP Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell the VRDP Shares pursuant to Rule 144A or any exemption from registration available under the Securities Act. It agrees on its own behalf and each subsequent holder or owner of the VRDP Shares by its acceptance thereof will agree to offer, sell or otherwise transfer the VRDP Shares only (a) to the Fund, (b) to or through the Remarketing Agent in a Remarketing, (c) to the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement or (d) for so long as the VRDP Shares are eligible for resale pursuant to Rule 144A, but subject to the restrictions on transfer outside of a Remarketing, described herein, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. Each purchaser acknowledges that each VRDP Share will contain a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE FUND, (B) TO OR THROUGH THE REMARKETING AGENT IN A REMARKETING, (C) TO THE LIQUIDITY PROVIDER PURSUANT TO THE VRDP SHARES PURCHASE AGREEMENT OR (D) FOR SO LONG AS THE SECURITIES OFFERED HEREBY ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, BUT SUBJECT TO THE RESTRICTIONS ON TRANSFER, OUTSIDE OF A REMARKETING APPLICABLE TO THIS SECURITY, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR ANY EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT. THE PURCHASE OBLIGATION IS TRANSFERABLE ONLY IN CONNECTION WITH A TRANSFER OF VRDP SHARES; IT IS NOT SEPARATELY TRANSFERABLE.

Schedule II-2

BLACKROCK ADVISORS, LLC (THE “INVESTMENT ADVISOR”), AFFILIATED PERSONS OF THE INVESTMENT ADVISOR (AS DEFINED IN SECTION 2(A)(3) OF THE INVESTMENT COMPANY ACT OF 1940 (THE “1940 ACT”) (OTHER THAN THE FUND, IN THE CASE OF A PURCHASE OF VRDP SHARES WHICH ARE TO BE CANCELLED WITHIN 10 DAYS OF PURCHASE BY THE FUND)), AND PERSONS OVER WHICH THE INVESTMENT ADVISOR, OR AFFILIATED PERSONS OF THE INVESTMENT ADVISOR (AS DEFINED IN SECTION 2(A)(3) OF THE 1940 ACT), EXERCISE DISCRETIONARY INVESTMENT OR VOTING AUTHORITY (OTHER THAN THE FUND, IN THE CASE OF A PURCHASE OF VRDP SHARES WHICH ARE TO BE CANCELLED WITHIN 10 DAYS OF PURCHASE BY THE FUND), ARE NOT PERMITTED TO PURCHASE VRDP SHARES WITHOUT THE PRIOR WRITTEN CONSENT OF THE LIQUIDITY PROVIDER AND ANY SUCH PURCHASES SHALL BE VOID AB INITIO; PROVIDED, HOWEVER, THAT THE FUND SHALL GIVE PROMPT NOTICE TO BENEFICIAL OWNERS BY ELECTRONIC MEANS UPON ANY OF THE FOREGOING PERSONS (WITH THE PRIOR WRITTEN CONSENT OF THE LIQUIDITY PROVIDER), SINGLY OR IN THE AGGREGATE, ACQUIRING A BENEFICIAL INTEREST IN 20% OR MORE OF THE VRDP SHARES; PROVIDED, FURTHER, THAT, WITHOUT REGARD TO THE PRECEDING REQUIREMENTS, PURCHASES OF VRDP SHARES MAY BE MADE BY BROKER- DEALERS THAT ARE AFFILIATED PERSONS OF THE INVESTMENT ADVISOR IN RISKLESS PRINCIPAL TRANSACTIONS WITH RESPECT TO SUCH PURCHASES OF VRDP SHARES.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE AGREED THAT, IN CONNECTION WITH ANY TRANSFER OF VRDP SHARES, IT IS TRANSFERRING TO THE TRANSFEREE THE RIGHT TO RECEIVE FROM THE FUND ANY DIVIDENDS DECLARED AND UNPAID FOR EACH DAY PRIOR TO THE TRANSFEREE BECOMING THE BENEFICIAL OWNER OF THE VRDP SHARES IN EXCHANGE FOR PAYMENT OF THE PURCHASE PRICE FOR SUCH VRDP SHARES BY THE TRANSFEREE.

(5)          It agrees to treat the VRDP Shares as equity in the Fund for federal income tax purposes.

(6)          It agrees to treat the Purchase Obligation as part of the VRDP Shares rather than as a separate property right.

(7)        Unless otherwise permitted by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the Remarketing Procedures set forth in Part II of the Articles Supplementary, provided, however, that (a) a sale, transfer or other disposition of VRDP Shares from a Beneficial Owner who holds shares through an Agent Member to another Beneficial Owner who holds shares through the same Agent Member shall be permitted, and (b) in the case of all transfers other than pursuant to Remarketings, the Agent Member or other Person to whom such transfer is made shall advise the Remarketing Agent.

(8)         It acknowledges that the Fund, the Liquidity Provider and any Remarketing Agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by its purchase of VRDP Shares are no longer accurate, it shall promptly notify the Fund, the Liquidity Provider and any Remarketing Agent. If it is acquiring any VRDP Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

Schedule II-3